Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms F-3 (Nos. 333-169514 and 333-185619) and Forms S-8 (Nos. 333-165065, 333-165566, 333-169272, 333-171231, 333-172069, 333-178664, 333-188517, 333-192806 and 333-201386) of Anheuser-Busch InBev SA/NV of our report dated 24 March 2015 relating to the consolidated financial statements of Anheuser-Busch InBev SA/NV and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

PwC Bedrijfsrevisoren BCVBA
Represented by

/s/ Yves Vandenplas

Yves Vandenplas
Bedrijfsrevisor
Sint-Stevens-Woluwe, Belgium
24 March 2015